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                                                                    Exhibit 10.5


                           METROWEB TECHNOLOGIES, INC.

                           RESTRICTED STOCK AGREEMENT

     AGREEMENT made this 23rd day of October, 1998, between MetroWeb Technologies, Inc., a Delaware corporation (the "Company"), and ____________ (the "Employee").

     For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

     1.   PURCHASE OF SHARES.

     The Company shall issue and sell to the Employee, and the Employee shall purchase from the Company, subject to the terms and conditions set forth in this Agreement 1,213,000 shares (the "Shares") of common stock, $.001 par value, of the Company ("Common Stock"), at a purchase price of $.001 per share. The aggregate purchase price for the Shares shall be paid by the Employee by check payable to the order of the Company or such other method as may be acceptable to the Company. Upon receipt by the Company of payment for the Shares, the Company shall issue to the Employee one or more certificates in the name of the Employee for that number of Shares purchased by the Employee. The Employee agrees that the Shares shall be subject to the purchase option set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.

     2.   PURCHASE OPTION.

     (a) In the event that the Employee ceases to be employed by the Company for any reason or no reason, with or without cause, prior to January 1, 2003 the Company shall have the right and option (the "Purchase Option") to purchase from the Employee, for a purchase price of $.001 per share (the "Option Price"), some or all of the Unvested Shares (as defined below).

     "Unvested Shares" means the total number of Shares multiplied by the Applicable Percentage at the time the Purchase Option becomes exercisable by the Company. The "Applicable Percentage" shall be (i) 100% as of the date of this Agreement; (ii) reduced by 25% on the date of the closing of the Company's initial sale of Series A Convertible Preferred Stock (the "Equity Financing");
(iii) reduced by 2.083% on the first day of each month following the first anniversary of the Equity Financing for as long as the Employee remains employed by the Company and (iv) reduced to 0% on the fourth anniversary of the Equity Financing.

     (b) Notwithstanding the foregoing, immediately prior to an Acquisition (as defined below) pursuant to which the Employee is not offered employment with the surviving entity for a period that terminates after the date that is six months prior to the fourth anniversary of the Equity Financing with an annual salary greater than or equal to that in effect prior to the Acquisition, and upon such other terms and conditions substantially similar in all material respects to the terms and conditions in effect prior to the Acquisition (a "Qualified Offer"), or a Qualified IPO (as defined below) or upon the death or disability of the Employee, the Applicable Percentage shall be reduced to 0%. In the event of an Acquisition in connection with which the

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Employee receives a Qualified Offer, the Applicable Percentage shall be reduced by 12.50%; provided, however, that to the extent some or all of the consideration to be delivered to holders of capital stock of the Company consists of cash or cash equivalents, the Employee shall be entitled to receive, at the time such consideration is delivered to holders of Shares not subject to the Purchase Option, all such cash or cash equivalents as applicable with respect to the Employee's Shares whether or not such Shares are Unvested Shares.

     (c) "Disability" shall mean the inability of the Employee, due to a physical or mental disability, for a period of 90 days, whether or not consecutive, during any 360-day period to carry out his or her duties as an Employee of the Company. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company, PROVIDED THAT if the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties.

     (d) "Acquisition" shall mean (i) the consolidation or merger of the Company (other than a merger to reincorporate the Company in a different jurisdiction) into or with any other entity or entities in which the shares of the Company outstanding immediately prior to the closing of such event represent or are converted into shares of the surviving or resulting entity that represent less than a majority of the total number of shares of the surviving or resulting entity that are outstanding or are reserved for issuance upon the exercise or conversion of outstanding securities immediately after the closing of such event, or (ii) the sale or transfer after the Company's initial sale of its Series A Convertible Preferred Stock of fifty percent (50%) or more of the capital stock of the Company in a single transaction or series of related transactions or (iii) the sale of all or substantially all of the assets of the Company. A "Qualified IPO" shall mean the first underwritten public offering pursuant to an effective registration statement on Form S-1 (or its then equivalent) under the Securities Act of 1993, as amended, (the "Securities Act") pursuant to which the aggregate price paid by the public for the purchase of the Company's Common Stock is at least $20,000,000 and the price per share is at least $5.00.

     (e) For purposes of this Agreement, employment with the Company shall include employment with a parent or subsidiary of the Company.

     3.   EXERCISE OF PURCHASE OPTION AND CLOSING.

     (a) The Company may exercise the Purchase Option by delivering or mailing to the Employee (or his estate), within 60 days after the termination of the employment of the Employee with the Company, a written notice of exercise of the Purchase Option. Such notice shall specify the number of Shares to be purchased. If and to the extent the Purchase Option is not so exercised by the giving of such a notice within such 60-day period, the Purchase Option shall automatically expire and terminate effective upon the expiration of such 60-day period.

     (b) Within 10 days after delivery to the Employee of the Company's notice of the exercise of the Purchase Option pursuant to subsection (a) above, the Employee (or his estate) shall tender to the Company at its principal offices the certificate or certificates representing the Shares which the Company has elected to purchase in accordance with the terms of this Agreement, duly endorsed in blank or with duly endorsed stock powers attached thereto, all in


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form suitable for the transfer of such Shares to the Company. Promptly following its receipt of such certificate or certificates, the Company shall pay to the Employee the aggregate Option Price for such Shares (provided that any delay in making such payment shall not invalidate the Company's exercise of the Purchase Option with respect to such Shares).

     (c) After the time at which any Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Employee on account of such Shares or permit the Employee to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares.

     (d) The Option Price may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of the Employee to the Company or in cash (by check) or both.

     (e) The Company shall not purchase any fraction of a Share upon exercise of the Purchase Option, and any fraction of a Share resulting from a computation made pursuant to Section 2 of this Agreement shall be rounded to the nearest whole Share (with any one-half Share being rounded upward).

     (f) The Company may assign its Purchase Option to one or more persons or entities.

     4.   RESTRICTIONS ON TRANSFER.

     The Employee shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively "transfer") any Shares, or any interest therein, that are subject to the Purchase Option, except that the Employee may transfer such Shares to or for the benefit of any spouse, child or grandchild, or to a trust for their benefit, PROVIDED that such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 4 and the Purchase Option) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

     5.   AGREEMENT IN CONNECTION WITH PUBLIC OFFERING.

     The Employee agrees, in connection with the initial underwritten public offering of the Company's securities pursuant to a registration statement under the Securities Act, (i) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock held by the Employee (other than those shares included in the offering) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company's securities for a period of 180 days from the effective date of such registration statement, and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such initial offering.

     6.   EFFECT OF PROHIBITED TRANSFER.


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     The Company shall not be required (a) to transfer on its books any of the
Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

     7.   RESTRICTIVE LEGENDS.

     All certificates representing Shares shall have affixed thereto legends in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

          "The shares of stock represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation."

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."

     8.   ADJUSTMENTS FOR STOCK SPLITS, STOCK DIVIDENDS, ETC.

     (a) If from time to time there is any stock split, stock dividend, stock distribution or other reclassification of the Common Stock of the Company, any and all new, substituted or additional securities to which the Employee is entitled by reason of his ownership of the Shares shall be immediately subject to the purchase options, the restrictions on transfer and the other provisions of this Agreement in the same manner and to the same extent as the Shares, and the Option Price shall be appropriately adjusted.

     (b) If the Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation, securities of another corporation, or other property (including cash), pursuant to any merger of the Company or acquisition of its assets, then the rights of the Company under this Agreement shall inure to the benefit of the Company's successor and this Agreement shall apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as to the Shares.

     9.   INVESTMENT REPRESENTATIONS.

     The Employee represents, warrants and covenants as follows:

     (a) The Employee is purchasing the Shares for his own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act, or any rule or regulation under the Securities Act.


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     (b)  The Employee has had such opportunity as he has deemed adequate to obtain from representatives of the Company such information as is necessary to permit him to evaluate the merits and risks of his investment in the Company.

     (c) The Employee has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

     (d) The Employee can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

     (e) The Employee understands that (i) the Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act, (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

     10.  WITHHOLDING TAXES; SECTION 83(b) ELECTION.

     (a) The Employee acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Employee any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Employee or the lapse of the Purchase Option.

     (b) The Employee acknowledges that he has been informed of the availability of making an election in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended; that such election must be filed with the Internal Revenue Service within 30 days of the transfer of shares to the Employee; and that the Employee is solely responsible for making such election.

     11. NO RIGHTS TO EMPLOYMENT. Nothing contained in this Agreement shall be construed as giving the Employee any right to be retained, in any position, as an employee of the Company.

     12.  SEVERABILITY.

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.


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     13.  WAIVER.

     Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

     14.  BINDING EFFECT.

     This Agreement shall be binding upon and inure to the benefit of the Company and the Employee and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.

     15.  NOTICE.

     All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 15.

     16.  PRONOUNS.

     Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

     17.  ENTIRE AGREEMENT.

     This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

     18.  AMENDMENT.

     This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

     19.  GOVERNING LAW.

     This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   METROWEB TECHNOLOGIES, INC.


                                   By:
                                      --------------------------------------
                                   Title:
                                         -----------------------------------
                                   Address:
                                           ---------------------------


                                   Employee ______________

                                   Address:



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                       QUANTUM BRIDGE COMMUNICATIONS, INC.

                  AMENDMENT NO. 1 TO RESTRICTED STOCK AGREEMENT

     This Amendment No. 1 made this 12th day of June, 2000, between Quantum Bridge Communications, Inc., a Delaware corporation (the "Company") and _________ (the "Employee").

     WHEREAS, on October 23, 1998, MetroWeb Technologies, Inc. and the Employee entered into a certain Restricted Stock Agreement (the "Agreement");

     WHEREAS, Quantum Bridge Communications, Inc. is the successor in interest of MetroWeb Technologies, Inc. and thus has succeeded to the rights and responsibilities of MetroWeb Technologies, Inc. as set forth in the Agreement; and

     WHEREAS, the Company and the Employee each desire to amend the Agreement.

     NOW THEREFORE, for good and valuable consideration, the parties hereby agree as follows:

     1. Section 2 of the Agreement is hereby amended by inserting after paragraph (e) thereof the following paragraph (f):

     "(f) Notwithstanding the above, in the event that the Employee's employment with the Company is terminated by the Company without Cause (as defined below) or by the Employee with Good Reason (as defined below), prior to January 1, 2003, then, the Applicable Percentage shall be reduced to 0%.

     For the purposes of this Agreement, "Cause" for termination shall mean (a) the Employee's gross negligence or willful or intentional misconduct in the performance of his duties on behalf of the Company and, in the case of misconduct, the failure to refrain from such misconduct after written notice thereof; (b) any act of dishonesty which materially and adversely affects the Company or any act or omission which constitutes a knowing and intentional violation of law on the part of the Employee and which materially and adversely affects the Company; (c) such Employee's breach of his fiduciary duty of loyalty or care to the Company; or (d) the substantial and continuing, after reasonable written notice thereof, failure of the Employee to render services to the Company in accordance with his assigned duties, which materially and adversely affects or is reasonably likely to materially and adversely affect the business, financial condition, operations, property or affairs of the Company;

     For the purposes of this Agreement, "Good Reason" shall exist upon (i) mutual agreement of the Employee and the Board of Directors of the Company that Good Reason exists; (ii) the Employee being required by the Company to relocate from the area within fifty (50) miles of the intersection of Interstates 93 and 495, prior to October 23, 2001 without the consent of the Employee; (iii) relocation of the Employee's primary place of business to a location that


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results in an increase in the Employee's daily one way commute of at least 35 miles prior to October 23, 2001; (iv) reduction of the Employee's annual base salary or health insurance and similar benefits; (v) any material breach by the Company or any successor thereto of any agreement to which the Employee and the Company are parties, which breach is not cured within 10 days after written notice thereof; or (vi) demotion of the Employee to a position below that of Vice President and/or requiring the Employee to report to an employee of the Company other than the then-current Chief Executive Officer of the Company."

     2. Except as amended hereby, the Agreement shall remain in full force and effect.

     3. This Amendment may be executed in counterparts, each of which shall be an original, but such counterparts together constitute but one and the same instrument.


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     IN WITNESS WHEREOF, the parties hereto have hereunto executed this
Amendment as of the date first written above.



                                    QUANTUM BRIDGE COMMUNICATIONS, INC.

                                    By:
                                       ----------------------------------
                                    Print name:
                                    Title:

                                    -------------------------------------
                                    Employee